Exhibit 99.1

Zoran Corporation:	Microtune, Inc.:
Karl Schneider	Justin Chapman
Chief Financial Officer	Chief Financial Officer
(408) 523-6500	(972) 673-1600
ir@zoran.com

Bonnie McBride	Kathleen Padula
(415) 454-8898	(972) 673-1811
bonnie@avalonir.com	kathleen.padula@microtune.com

ZORAN CORPORATION TO ACQUIRE MICROTUNE, INC.

Microtune’s industry-leading silicon tuner technologies for the set-top-box and DTV markets expand Zoran’s product portfolio to provide complete end-to-end solutions

Sunnyvale, Calif. — September 8, 2010 — Zoran Corporation (NASDAQ: ZRAN) today announced that it has entered into a definitive agreement to acquire Microtune®, Inc. (NASDAQ: TUNE). Under the agreement, Zoran will pay $2.92 in cash for each share of Microtune’s common stock, resulting in a transaction price of approximately $166 million, or $84 million net of cash acquired. Both boards of directors have approved the transaction, which is expected to close after Microtune shareholder approval, regulatory clearance and satisfaction of customary conditions specified in the agreement. Zoran expects the acquisition to be accretive immediately following the close of the deal, which is expected to be in the fourth quarter of 2010.

Microtune, a pioneer in the development and deployment of silicon tuners for cable set-top-box (“STB”), broadband cable modem, DTV, and automotive entertainment markets, offers a product portfolio that is complementary and synergistic to Zoran’s strategic objectives. With industry-leading customers, the combined company will benefit from technology integration and multiple cross-selling opportunities, creating a single point-of-service for customers.

Zoran is increasing its focus on the STB market as part of its strategy to become a complete provider of solutions for consumer home entertainment. Microtune’s silicon tuners combined with Zoran’s solutions are expected to provide customers a more complete solution from a single supplier and enable OEMs and ODMs to quickly scale cost-performance benefits, and reduce time-to-market for future generations of cable set-top-boxes. Cable operators continue to invest in new technologies, incorporating multi-tuner architectures and DOCSIS® technologies, to accommodate expanding functionality and increasing bandwidth requirements. With Microtune’s silicon tuner and radio frequency (“RF”) technologies, the combined company is expected to be well positioned to address the new industry challenges.

The acquisition will also strengthen Zoran’s position in DTV as the market transitions from traditional can tuners to single-chip TV tuners during the next several years. Adoption of silicon tuners is expected to enable TV manufacturers to meet the growing demand for high-performance, smaller form factor and more cost-effective solutions. In addition, by combining the advanced demodulator technologies of both companies, Zoran’s customers will be able to obtain fully-integrated receivers as multiple new standards for demodulation emerge in various worldwide geographies.

“This strategic acquisition will enhance our position in the core markets we serve and expand our worldwide presence, improving Zoran’s ability to serve our customers,” said Dr. Levy Gerzberg, president and chief executive officer of Zoran. “Further, it underscores our key objectives to increase shareholder value and maximize the value of our assets and we are looking forward to welcoming Microtune’s employees to Zoran.”

“We are excited with the opportunity to join forces with the Microtune team to deliver cutting-edge integrated systems for the fast growing and dynamic STB and DTV markets,” said Ram Ofir, senior vice president and general manager of Zoran’s Home Entertainment Division. “Combining the RF receiver and SoC technologies is designed to provide our customers with a unique value proposition, reducing cost and accelerating time-to-market.”

“Microtune has actively explored a broad range of strategic alternatives during the last several months to enhance shareholder value. The Board of Directors concluded that the Zoran acquisition is the best solution to deliver value to our shareholders,” said James A. Fontaine, president and chief executive officer of Microtune. “We believe there is a great strategic fit between our businesses and Zoran and this transaction will also benefit our customers and employees.”

Conference Call

Zoran Corporation and Microtune, Inc. have scheduled a conference call for 7:00 a.m. PT today to discuss the acquisition. To listen to the call, please call 617-896-9871 approximately five minutes prior to the start time. For those who are not available to listen to the live conference call, a replay will be available from approximately 8:30 a.m. PT on September 8, 2010, until 8:30 a.m. PT on September 15, 2010. The access number for the replay is 617-801-6888, confirmation number 52021956. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a Form 8-K and posted to the Company’s website prior to the conference call.

About Zoran

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, DVD, digital camera, multimedia mobile phone and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, India, Israel, Japan, Korea, Sweden, Taiwan, and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Zoran, the Zoran logo, SupraTV and SupraXD are trademarks or registered trademarks of Zoran Corporation and/or it subsidiaries in the United States or other countries. All other names and brands may be claimed as property of others.

About Microtune

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

Additional Information and Where to Find It

Microtune, Inc. is expected to file with the Securities and Exchange Commission (the “SEC”) a proxy statement relating to the solicitation of proxies from Microtune’s stockholders in connection with the proposed merger transaction, and may file other documents with the SEC regarding the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, MICROTUNE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Microtune’s stockholders will be able to obtain, without charge, a copy of the proxy statement, as well as such other documents, at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. Microtune’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and such other documents when they become available by directing a request by mail or telephone to Microtune, Inc., 2201 10th Street, Plano, Texas 75074, Attention: Investor Relations Department, (972) 673-1850.

Participants in the Solicitation

Zoran Corporation, Microtune, Inc. and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. Information regarding Zoran’s directors and officers is available in Zoran’s proxy statement for its 2010 annual meeting of stockholders and Zoran’s 2009 Annual Report on Form 10-K, which were filed with the SEC on April 29, 2010 and March 1, 2010, respectively. Information regarding Microtune’s directors and executive officers is available in Microtune’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 9, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger transaction will be included in the proxy statement expected to be filed by Microtune with the SEC.

Forward-Looking Statements

This press release includes forward-looking statements regarding the proposed merger transaction between Zoran Corporation and Microtune, Inc., including without limitation statements regarding Zoran’s expectations regarding the transaction’s effects on its financial results, statements regarding the timing and likelihood of closing the proposed transaction and statements regarding the benefits of the proposed transaction. Many risks and uncertainties could cause actual results or events to differ materially from those contained in these forward-looking statements, including without limitation risks and uncertainties associated with: the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the anticipated benefits of the transaction; general economic conditions affecting the consumer electronics industry; and litigation or regulatory matters involving antitrust or other issues that could affect the closing of the transaction. Please refer to the discussion of these risks and uncertainties under the caption “Risk Factors” and elsewhere in Forms 10-K, 10-Q and 8-K filed by Zoran Corporation and Microtune, Inc. with the Securities and Exchange Commission for further information regarding risks and uncertainties that could cause actual results or events to differ materially from those contained in the forward-looking statements included in this press release.

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